                                                                    Exhibit 3.26

                           ARTICLES OF ORGANIZATION OF
                              IOC HOLDINGS, L.L.C.

          BE IT KNOWN, that on the date stated below, before me, the undersigned Notary Public, duly commissioned and qualified in and for the jurisdiction named below, personally came and appeared JAMES A. STUCKEY (the "Organizer") as organizer of IOC HOLDINGS, L.L.C. (the "Company") and adopts the following Articles of Organization of the Company pursuant to Title 12, Chapter 22 of the Louisiana Revised Statutes, the Louisiana Limited Liability Company law (the "LaLLCL").

          1. Name. The name of the Company is IOC HOLDINGS, L.L.C.

          2. Purpose. The purpose of the Company is to engage in any lawful activity.

          3. Management. The business of the Company shall be managed by or under the authority of its member(s) or by one or more managers or directors elected by its member(s)(who may but need not be a member(s)), as provided in the operating agreement of the Company. The rights and duties, including any restrictions thereof, of a member(s), if management is reserved to a member(s), or the managers or directors, if management is vested in managers or directors, shall be specified in the operating agreement.

          4. Limitation of Liability. The member(s), managers or directors of the Company shall not be personally liable for any monetary damages or breach of any duty, as and to the extent provided in Section 1315 of the LaLLCL. If the LaLLCL is amended to authorize any further elimination or limitation of the personal liability of member(s), managers or directors, then the liability of the member(s) managers or directors of the Company shall be eliminated or limited to the fullest extent permitted by the LaLLCL, as so amended. Any repeal or modification of this Article by the member(s) of the Company shall not adversely affect any right or protection of a member, manager or director of the Company under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.

          5. Certificates of Authority. In accordance with Section 12:1305(C)(5) of the LaLLCL, each of the members, the directors, the Secretary and the Assistant Secretary is authorized to execute any certificate confirming the membership of any member (including that of the certifying member), the authenticity of any records of the Company or the identity of any member, director, manager, person or entity authorized to take action on behalf of the Company. Any person dealing with the Company may rely conclusively on any certificate executed by a member, director, the Secretary or the Assistant Secretary and shall not have any obligation to investigate or verify the statements in the certificate or the member's, director's, the Secretary's or the Assistant Secretary's authority to execute the certificate. This conclusive right to rely applies even in the case of actions listed in Section 1318(B) of the LaLLCL.

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          6. Indemnification. The Company shall have the power to provide in its operating agreement for indemnification of its member(s), managers, directors, employees and agents to the fullest extent permitted or required by Section 83 of the Louisiana Business Corporation Law, La. R.S. 12:83, as amended from time to time, and it shall be assumed that an indemnitee shall be governed by such law to the same extent as an officer or director of a Louisiana business corporation. No amendment to the operating agreement limiting the right to indemnification shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment.

          7. Organizer. The name and post office address of the Organizer is:

                    James A. Stuckey
                    Phelps Dunbar, L.L.P.
                    Canal Place, Suite 2000
                    365 Canal Street
                    New Orleans, Louisiana 70130-6534

          THUS DONE AND PASSED, on this 23rd day of October, 2000, before me, the undersigned Notary Public, duly commissioned and qualified in and for Orleans Parish, Louisiana, by the personal appearance of James A. Stuckey as Organizer, who acknowledged and declared under oath, in the presence of the two undersigned witnesses, that he signed these Articles of Organization as his free act and deed for the purposes stated herein.


/s/ Illegible                                    /s/ James A. Stuckey
--------------------                             -------------------------------
Witness                                          James A. Stuckey,
                                                 Organizer


/s/ Illegible
--------------------
Witness


                                /s/ DAWN M. RAWLS
                              --------------------
                                  NOTARY PUBLIC

                                  DAWN M. RAWLS
                                  NOTARY PUBLIC
                               State of Louisiana
                        My Commission Is Issued For Life

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             INITIAL REPORT BY DOMESTIC LIMITED LIABILITY COMPANY OF
                              IOC HOLDINGS, L.L.C.

To:  The Secretary of State of Louisiana
     Baton Rouge, Louisiana

          1. Initial Report Information. IOC HOLDINGS, L.L.C. (the "Company") hereby makes its initial report of the following information in compliance with Sections 1304 and 1305(E) of Title 12, Chapter 22 of the Louisiana Revised Statutes, the Louisiana Limited Liability Company Law (the "LaLLCL"):

          (a) The municipal address (or location) of the Company's Registered Office is:

              IOC HOLDINGS, L.L.C.
              c/o Brian D. Wallace
              Phelps Dunbar, L.L.P.
              Canal Place, Suite 2000
              365 Canal Street
              New Orleans, Louisiana 70130-6534

          (b) The name and municipal address (or location) of the Company's Registered Agent is:

              Brian D. Wallace
              Canal Place, Suite 2000
              365 Canal Street
              New Orleans, Louisiana 70130-6534

          (c) The name and municipal address (or location) of the Company's initial member:

              Isle of Capri Casinos, Inc.
              1641 Popps Ferry Road, Suite B1
              Biloxi, Mississippi 39532

          (d) The name and municipal address (or location) of the Company's initial directors in whom managerial authority of the Company is vested is:

              Bernard Goldstein
              1641 Popps Ferry Road, Suite B1
              Biloxi, Mississippi 39532

              John M. Gallaway
              1641 Popps Ferry Road, Suite B1
              Biloxi, Mississippi 39532

              Allan B. Solomon
              1641 Popps Ferry Road, Suite B1
              Biloxi, Mississippi 39532

     Executed, sworn to and subscribed in Orleans Parish, Louisiana, on this 23rd day of October, 2000, before the undersigned Notary Public.


                                                        /s/ James A. Stuckey
                                                        ------------------------
                                                        James A. Stuckey,
                                                        Organizer


                                /s/ DAWN M. RAWLS
                              ---------------------
                                  NOTARY PUBLIC

                                  DAWN M. RAWLS
                                  NOTARY PUBLIC
                               State of Louisiana
                        My Commission is issued For Life

          Acceptance by Registered Agent. In compliance with the LaLLCL, the Registered Agent hereby acknowledges and accepts the appointment as Registered Agent for and on behalf of the Company.

     Executed, sworn to and subscribed in Orleans Parish, Louisiana, on this 23rd day of October, 2000, before the undersigned Notary Public.


                                                        /s/ Brian D. Wallace
                                                        ------------------------
                                                        Brian D.Wallace,
                                                        Registered Agent


                                /s/ DAWN M. RAWLS
                             -----------------------
                                  NOTARY PUBLIC

                                  DAWN M. RAWLS
                                  NOTARY PUBLIC
                               State of Louisiana
                        My Commission is issued For Life